NEWS RELEASE

Letter to Shareholders from Biophan CEO Outlines
Strategy and Goals for 2008

PITTSFORD, NY, January 16, 2008 - Biophan Technologies, Inc. (OTCBB: BIPH), a developer of next-generation biomedical technology, today set out its strategic direction in a letter to shareholders from John Lanzafame, Chief Executive Officer of the Company.

The letter speaks to the new focus for Biophan, particularly since the sale of a portion of its patents to Medtronic, Inc. in 2007, which provided the company with the resources to execute their strategic plan.

“With an eye toward commercializing, we now have the opportunity to develop a number of technologies covered by Biophan’s 45 issued patents and numerous pending patent applications,” said Lanzafame.

In addition, Biophan has become the majority shareholder in Myotech, which is developing the Myotech Circulatory Support System (CSS) - a novel medical device designed to quickly restore full cardiac output to an arrested heart.

Mr. Lanzafame commented, “Biophan is on solid financial ground, and moving forward to commercialize its technologies through grant-funded development programs, strategic partnerships and out licensing efforts. The Myotech CSS, under the guidance of Jim Goldberg, the new president of Myotech, is poised to capture a large and exciting segment of the circulatory support market.”

The complete letter gives greater detail on the strategic positioning of the company and the milestones management has set by which shareholders can gauge Biophan’s progress during the year. The letter can be viewed in its entirety at the Biophan website at www.biophan.com under “Items of Interest.”

About Biophan Technologies, Inc.
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company is helping to commercialize the Myotech Circulatory Support System, which has significant potential to improve the treatment of acute heart failure. Biophan Technologies, Inc. holds a 68% interest in Myotech with rights to acquire additional equity, and is leading Myotech’s business development efforts. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expect, or believe may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Carolyn Hotchkiss
Communications Manager
Biophan Technologies, Inc.
(585) 267-4800
chotchkiss@biophan.com